Exhibit 5.1

August 8, 2002

Zions Bancorporation,
        One South Main Street,
                Salt Lake City, Utah 84111.

Zions Capital Trust B,
Zions Capital Trust C,
Zions Capital Trust D,
        c/o Zions Bancorporation,
                One South Main Street,
                        Salt Lake City, Utah 84111.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of $625,000,000 aggregate initial offering price of:

(a)           senior and subordinated debt securities (collectively, the “Debt Securities”) of Zions Bancorporation, a Utah corporation (“Zions”);

(b)           capital securities of each of Zions Capital Trust B, Zions Capital Trust C and Zions Capital Trust D (the “Capital Securities”) representing undivided beneficial interests in the assets of Zions Capital Trust B, Zions Capital Trust C or Zions Capital Trust D, as aplicable, each of which is a Delaware statutory business trust (each a “Trust” and, collectivley, the “Trusts”);

(c)           guarantees by Zions, on a subordinated basis, of the payment of distributions and the redemption or liquidation price of the Capital Securities (the “Guarantees”); and

(d)           junior subordinated debentures issuable by Zions to the Trusts (the “Debentures” and, collectively with the Debt Securities, the Capital Securities and the Guarantees, the “Securities”),

we, as counsel to the agents and/or underwriters identified in the registration statement relating to the Securities (the “Registration Statement”), have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion:

(1)           Debt Securities.  When the Registration Statement has become effective under the Act, when the indentures relating to the Debt Securities have been duly authorized, executed and delivered by each of the parties thereto substantially in the forms filed as exhibits to the Registration Statement, when the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Zions, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Zions, and when the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of Zions, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(2)           Debentures and Guarantees.  When the Registration Statement has become effective under the Act and:

(a)           the guarantee agreement related to the Guarantee of the Capital Securities of a Trust (the “Guarantee Agreement”) has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement;

(b)           the amended and restated trust agreement relating to the issuance of Capital Securities by such Trust (the “Amended and Restated Trust Agreement”) has been duly  authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement;

(c)           the indenture relating to the Debentures has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, the terms of the corresponding Debentures and of their issuance and sale have been duly established in conformity with the indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Zions, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Zions, and when the Debentures have been duly executed and authenticated in accordance with the indenture and issued and sold to such Trust as contemplated in the Registration Statement; and

(d)           the terms of the Capital Securities and of their issuance and sale by such Trust have been duly established in conformity with the Trust’s Amended and Restated Trust Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Trust, and the Capital Securities have been duly authorized, executed, authenticated and issued and sold in accordance with the

Amended and Restated Trust Agreement and as contemplated in the Registration Statement,

the Debentures and the Guarantees relating to the Capital Securities of such Trust will constitute valid and legally binding obligations of Zions, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the States of New York and Utah, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  With respect to all matters of Utah law, we have, with your approval, relied upon the opinion, dated the date hereof, of Callister, Nebeker & McCullough, a Professional Corporation, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Callister, Nebeker & McCullough, a Professional Corporation.  We believe you and we are justified in relying on such opinion for such matters.

Also, with your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell